SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 8-K/A

                            Amendment No. 2

                            Current Report
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) April 6, 2001


                    ULTRADATA SYSTEMS, INCORPORATED
        (Exact name of Registrant as Specified in its Charter)


        Delaware             0-25380                43-1401158
(State of Incorporation)  (Commission File       (IRS Employer
                            Number)               Identification No.)


          9375 Dielmann Industrial Drive, St. Louis, MO 63132
               (Address of principal executive offices)

                          (314) 997-2250
                   Registrant's Telephone Number

Amendment No. 2

 This amendment is being filed to include the disclosures set forth under the heading: "Item 5. Changes in Board of Directors and Audit Committee."

Item 4.   Change in Registrant's Certifying Accountant

    On April 6, 2001, BDO Seidman, LLP ("BDO Seidman"), Ultradata's principal independent accountant, resigned from its engagement to audit Ultradata's financial statements for the year ended December 31, 2000.

    The report of BDO Seidman on Ultradata's financial statements for the year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

    Ultradata and BDO Seidman have not, in connection with the audits of Ultradata's financial statements for the years ended December 31, 2000 or December 31, 1999, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to BDO Seidman's satisfaction, would have caused BDO Seidman to make reference to the subject matter of the disagreement in connection with its reports.

    Advice regarding management during 2000 audit
    ---------------------------------------------

    During the audit of Ultradata's financial statements for the year 2000, BDO Seidman informed the Audit Committee of Ultradata's Board of Directors that information had come to its attention which it believed indicated that members of Ultradata's management, including its Chief Executive Officer, had attempted to mislead one of Ultradata's customers. Based on that information, BDO Seidman orally advised the Audit Committee that it was unwilling to rely on the representations of Ultradata's Chief Executive Officer.

    On April 5, 2001, Ultradata's Board of Directors met to review the evidence regarding the conduct of its Chief Executive Officer and to consider BDO Seidman's statement that it could not rely on the Chief Executive Officer's representations. As a result of that review, the Board of Directors adopted a number of internal controls procedures, including the preparation of a code of business ethics, the appointment of an ombudsman to facilitate implementation of the code of business ethics, and the separation of the office of Chief Executive Officer from the office of President. The Board determined, however, that further remedial action was not warranted by the facts presented, having concluded (1) that there has never been an allegation of wrongdoing by the Chief Executive Officer other than this one event; (2) that the type of conduct in which the Chief Executive Officer engaged was not uncommon in wholesale marketing, and (3) that the customer which was the subject of this event had been fully informed of the relevant facts in writing on two occasions and had stated its intent to remain a customer of Ultradata. On April 6, 2001, Ultradata reported to BDO Seidman the actions taken by the Board of Directors, and BDO Seidman resigned from its engagement.

    Advice regarding likelihood of a modification of opinion on 2000 financials
    ---------------------------------------------------------------------------

    On February 9, 2001, BDO Seidman orally advised the Audit Committee that it would require Ultradata's management to make representations that would support a determination that Ultradata is able to continue as a going concern. Because BDO Seidman subsequently determined that it was unwilling to rely on management's representations, there was no determination made as to Ultradata's ability to continue as a going concern. At no time did BDO Seidman advise the Audit Committee that it was likely to modify its opinion to reflect substantial doubt as to Ultradata's ability to continue as a going concern.

    Advice regarding internal controls during 1999 audit
    ----------------------------------------------------

    In a report to the Board of Directors dated April 29, 2000, BDO Seidman advised the Board that Ultradata personnel had not received sufficient training regarding accounting issues or SEC reporting, as a result of which said personnel were unable to provide the information necessary to adequately determine the proper accounting on a timely basis. In response to this advice and after further discussion with BDO Seidman, Ultradata retained a consultant to assist in preparation of its reports to the SEC.

    In the same report dated April 29, 2000, BDO Seidman advised the Board that Ultradata did not perform certain quarter-end and year-end closing procedures necessary to insure the accuracy of its general ledger, including the coordination of the receipt of audited financial statements from Ultradata's significant equity investees. In response to this advice, Ultradata's one remaining significant equity investee has accelerated the preparation of its audited financial statements.

    Advice regarding internal controls during review of March, 2000 quarterly
    -------------------------------------------------------------------------
     report
     ------

    In a letter to the Audit Committee of Ultradata's Board of Directors dated July 31, 2000, BDO Seidman advised that Ultradata's procedures in the first quarter of 2000 with respect to incorporation of financial information from a significant equity investee into Ultradata's quarterly report had been inadequate. In response to this advice, Ultradata filed an amendment to the quarterly report.

    Ultradata has authorized BDO Seidman to respond fully to inquiries from the successor accountant concerning the subject matter discussed in this report.

    On April 12, 2001, Ultradata retained the firm of Weinberg & Company, P.A., C.P.A. to audit Ultradata's financial statements for the year ended December 31, 2000. At no time during the past two fiscal years or any subsequent period did Ultradata consult with Weinberg & Company, P.A., C.P.A. regarding either the application of accounting principles to a specified transaction or the type of audit opinion which might be rendered on Ultradata's financial statements or any matter of the sort described above with reference to BDO Seidman.


Item 5.   Changes in Board of Directors and Audit Committee.

    On April 6, 2001, John J. Clancy and Steven H. Akre resigned from Ultradata's Board of Directors. The resignations were reported in a press release issued on April 13, 2001. Subsequently, H. Krollfeifer, Jr., an independent member of Ultradata's Board of Directors, was elected to join Donald E. Rattner on the Audit Committee of the Board of Directors. Mr. Rattner will serve as Chairman of the Audit Committee.



                               EXHIBITS

1. Letter from BDO Seidman, LLP. (A portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality under Rule 24b-2).


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ULTRADATA SYSTEMS, INCORPORATED

Dated: May 8, 2001              By:/s/ Monte Ross
                                Monte Ross
                                Chief Executive Officer

                *       *       *       *       *

Exhibit 1


NOTE: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR A PORTION OF THIS EXHIBIT.
      THAT PORTION HAS BEEN REMOVED FROM THIS FILING, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24-b-2. THE PLACE WHERE THE PORTION HAS BEEN REMOVED IS INDICATED THUS:
      * * * (Confidential Treatment) * * *



April 17, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 6, 2001 which has been filed April 13, 2001, by our former client Ultradata Systems, Inc. We agree with the statements made in response to that item insofar as they relate to our firm, except as follows:

We were advised by the Audit Committee of the results of an independent counsel's investigation undertaken to determine the legality of actions by management * * * (Confidential Treatment) * * * . The Audit Committee developed a series of recommended actions to be voted upon at the April 5, 2001 Board meeting. Upon learning of the Board's decision to reject the Committee's recommendations regarding a management member, we notified the Company and the Audit Committee of our resignation on April 6, 2001, indicating that we had determined we could no longer rely upon management representations.

We had previously advised the Audit Committee that had we been able to issue our report on the annual financial statements for the year ended December 31, 2000, that opinion would have likely been modified to reflect substantial doubt as to the registrant's ability to continue as a going concern.

          Very truly yours,


          /s/ BDO Seidman, LLP